As filed with the Securities and Exchange Commission on May 7, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SunPower Corporation

(Exact name of registrant as specified in its charter)

Delaware	94-3008969
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3939 North First Street

San Jose, California 95134

(408) 240-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated

SunPower Corporation 2005 Stock Incentive Plan

(Full title of the plan)

Bruce R. Ledesma, Esq.

General Counsel

SunPower Corporation

3939 North First Street

San Jose, California 59134

(408) 240-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Todd Johnson, Esq.

Stephen E. Gillette, Esq.

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

(650) 739-3939

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share	925,000	$56.80	$52,540,000	$1,612.98

(1)	Represents additional shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”), of SunPower Corporation, a Delaware corporation (the “Registrant”), issuable pursuant to the Amended and Restated SunPower Corporation 2005 Stock Incentive Plan (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for purposes of calculating the amount of the registration fee, calculated pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sales prices of the Common Stock on May 1, 2007 as reported on the Nasdaq Global Market.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of increasing the number of shares of Common Stock for which a Registration Statement of the Registrant on Form S-8 relating to the SunPower Corporation 2005 Stock Incentive Plan (the “Plan”) is effective.

The contents of the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2005 (File No. 333-130340) are hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006;

(b)	The Registrant’s Current Reports on Form 8-K, filed on January 17, 2007 (both of the Current Reports on Form 8-K filed on this day, although with respect to the Current Report on Form 8-K relating to (1) the entry into a material definitive agreement with JingAo Solar Company, Ltd., only the information reported under Item 1.01 thereof is incorporated herein by reference and (2) the completion of the acquisition of PowerLight, also including the amendment thereto filed on January 25, 2007); January 25, 2007 (the second Current Report on Form 8-K filed on this day, but only the information reported under Item 8.01 is incorporated herein by reference); February 8, 2007; March 27, 2007; and April 2, 2007 (only the information reported under Item 1.01 is incorporated herein by reference); and

(c)	The description of the Class A Common Stock included in the Registrant’s Form 8-A filed on October 31, 2005, and any amendment or report the Registrant may file with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

See the attached Exhibit Index on page 4, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 7th day of May, 2007.

SUNPOWER CORPORATION

By:	/s/ Bruce R. Ledesma
Name: Bruce R. Ledesma
Title: General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Thomas H. Werner Thomas H. Werner	Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2007

/s/ Emmanuel T. Hernandez Emmanuel T. Hernandez	Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2007

* T.J. Rodgers	Chairman of the Board of Directors	May 7, 2007

* W. Steve Albrecht	Director	May 7, 2007

* Betsy S. Atkins	Director	May 7, 2007

* Pat Wood III	Director	May 7, 2007

* Bruce R. Ledesma, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and/or directors pursuant to powers of attorney filed with the Securities and Exchange Commission.

May 7, 2007	By:	/s/ Bruce R. Ledesma
Bruce R. Ledesma, Attorney-in-Fact

Exhibit Index

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.(i)2 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1/A (Commission No. 333-127854), filed on November 15, 2005)

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.(ii)2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1/A (Commission No. 333-127854), filed on October 11, 2005)

4.3*	SunPower Form of Amended and Restated 2005 Stock Incentive Plan and form of agreements thereunder, effective May 4, 2007

4.4	Investor Rights Agreement, dated October 6, 2005, by and between the Registrant and Cypress Semiconductor Corporation (incorporated herein by reference to Exhibit 10.14 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1/A (Commission No. 333-127854), filed on October 11, 2005)

4.5	Specimen Class A Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on November 14, 2005)

5.1*	Opinion of Jones Day

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accountants

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Jones Day (included in Exhibit 5.1)

24.1*	Powers of Attorney

*	Filed herewith.